UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2016

Eastside Distilling, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr Blvd. 97214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article 4 of Eastside Distilling, Inc.’s (the “Company”) Certificate of Incorporation, as amended, authorizes the Company to issue 100,000,000 shares of preferred stock, $0.0001 par value per share, issuable from time to time in or more series (“Preferred Stock”). On March 9, 2016, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) which sets forth the rights, preferences and privileges of the Series A Convertible Preferred Stock (the “Series A Preferred”).  Three thousand (3,000) shares of Series A Preferred with a stated value of $1,000 per share were authorized under the Series A Certificate of Designation

Each share of Series A Preferred has a stated value of $1,000, which is convertible into shares of the Company’s common stock (the “Common Stock”) at a fixed conversion price equal to $0.15 per share. The Series A Preferred accrue dividends at a rate of 8% per annum, cumulative. Dividends are payable quarterly in arrears at the Company’s option either in cash or “in kind” in shares of Common Stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $500,000, to the extent permitted under applicable law out of funds legally available therefor. For ‘in-kind” dividends, holders will receive that number of shares of Common Stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) 90% of the average of the per share market values during the twenty (20) trading days immediately preceding a dividend date.

In the event of any voluntary or involuntary liquidation, dissolution or winding up, or sale of the Company, each holder of Series A Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to: (i) $1,000 multiplied by (ii) the total number of shares of Series A Preferred Stock issued under the Series A Certificate of Designation multiplied by (iii) 2.5.

For all matters submitted to a vote of the Company’s stockholders, the holders of the Series A Preferred as a class shall have an aggregate number of votes equal to the product of (x) the number of shares of Common Stock (rounded to the nearest whole number) into which the total shares of Series A Preferred Stock issued under the Series A Certificate of Designation on such date of determination are convertible multiplied by (y) 2.5 (the “Total Series A Votes”), with each holder of Series A Preferred entitled to vote its pro rata portion of the Total Series A Votes. Holders of Common Stock do not have cumulative voting rights. In addition, the holders of Series A Preferred shall vote separately a class to change any of the rights, preferences and privileges of the Series A Preferred.

The foregoing summary of the Series A Certificate of Designation is not complete and is qualified in its entirety by reference to the Series A Certificate of Designation, a copy of which was filed as Exhibit 3.1 to Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

3.1	Certificate of Designation—Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: March 11, 2016	By:	/s/ Steven Earles
Steven Earles
President and Chief Executive Officer